UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 23, 2007.

ELAN DEVELOPMENT INC. (Exact name of registrant as specified in its cha r ter)

Nevada (State or other jurisdiction of incorporation)	000-51704 (Commission File Number)	Applied for (IRS Employer Identification No.)

(Address of principal executive offices)	(Zip Code)
5316-141 Street T6H 4A2 Edmonton Alberta Canada

Registrant's telephone number, including area code 780-995-1046

(Former name or former address, if changed since last report)

 ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On February 7, 2008 Ms. Colleen Ewanchuk, resigned her position as President of the Company, and will remain as a board member as well as an officer in the capacity of Secretary, Treasurer

On February 7, 2008 Mr. Lindsay Gorill was appointed as President and a director of Elan Development Inc. (the “Company”).

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Board of Directors Resolution
Exhibit 99.2	Board of Directors Resolution

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

February 11, 2008

ELAN DEVELOPMENT INC.

By:

/S/Colleen Ewanchuk

Name:

Colleen Ewanchuk

Title:

Secretary, Treasurer and Director